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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 12, 2001, except for Note 11 as to which the date is February 7, 2001, relating to the consolidated financial statements of Embarcadero Technologies, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
February 15, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS